                                                                     EXHIBIT 4.2

                           GLOBE MANUFACTURING CORP.
                                 $150,000,000
                    10% SENIOR SUBORDINATED NOTES DUE 2008

                              PURCHASE AGREEMENT


                                                                   July 28, 1998


BANCAMERICA ROBERTSON STEPHENS
MERRILL LYNCH & CO.
     c/o BancAmerica Robertson Stephens
     231 South LaSalle Street, 17th Floor
     Chicago, Illinois  60697


Ladies and Gentlemen:

          Globe Elastic Co., Inc. (to be renamed Globe Manufacturing Corp. in connection with the transactions described below), an Alabama corporation (the "Company"), hereby confirms its agreement with you (the "Initial Purchasers"), as set forth below. As used in this Agreement, references to the business and operations of the Company shall include the business and operations to be contributed to the Company in connection with the Asset Drop Down (as defined in the Final Memorandum described below).

          1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $150,000,000 aggregate principal amount of its 10% Senior Subordinated Notes due 2008 (the "Notes"). The Notes are to be issued under an indenture (the "Indenture") to be dated as of July 31, 1998 by and among the Company, each of the Guarantors party thereto from time to time, and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

          The Notes are being issued and sold in connection with the recapitalization of the Company (the "Recapitalization") pursuant to the Agreement and Plan of Merger, dated June 23, 1998 (the "Merger Agreement"), between Globe Acquisition Company and Globe Manufacturing Co. (to be renamed Globe Holdings, Inc. in connection with the transactions described below), a Massachusetts corporation ("Globe Holdings"). The Recapitalization will be financed by (i) the proceeds from the issuance of the Notes, (ii) proceeds from an investment by Code, Hennessy &

Simmons III, L.P. and certain other investors in Globe Holdings, and (iii) borrowings under the Senior Credit Facility (as defined in the Final Memorandum).

          The Notes will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on exemptions therefrom.

          In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum dated July 15, 1998 (the "Preliminary Memorandum"), and the Company will prepare a final offering memorandum dated July 28, 1998 (the "Final Memorandum"); the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum") setting forth or including a description of the terms of the Notes, the terms of the offering of the Notes, a description of the Company and the Company's subsidiary listed in
Schedule 1 attached hereto (the "Subsidiary") and any material developments relating to the Company and the Subsidiary occurring after the date of the most recent historical financial statements included therein.

          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in order to register the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act.

          2. Representations and Warranties. The Company represents and warrants to and agrees with, on the date hereof, each of the Initial Purchasers that:

          (a) Neither the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2(a) do not apply to statements or omissions made in reliance upon and in conformity with information relating to either of the Initial Purchasers furnished to the Company in writing by or on behalf of such Initial Purchaser expressly for use in the Final Memorandum or any amendment or supplement thereto.

          (b) The Subsidiary is the only subsidiary of the Company; all of the outstanding Equity Interests (as defined below) of the Company and the Subsidiary have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and non-assessable and were

                                       2
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not issued in violation of any preemptive or similar rights; as of the Closing
Date, Globe Holdings will own of record all of the outstanding Equity Interests of the Company; as of the Closing Date, all of the outstanding Equity Interests of each of the Company and the Subsidiary will be free and clear of all liens, encumbrances, equities and claims or restrictions on voting or transferability (other than those imposed by the Senior Credit Facility (as defined in the Final Memorandum) or by the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and other than those permitted under the Indenture); except as set forth in the Final Memorandum, there are no (i) options, warrants or other rights to purchase from the Company or the Subsidiary, (ii) agreements or other obligations of the Company or the Subsidiary to issue or (iii) other rights to convert any obligation into, or exchange any securities for, Equity Interests in the Company or the Subsidiary outstanding. As used herein "Equity Interest" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such person.

          (c) Each of the Company and the Subsidiary has been duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority to own its properties and conduct its business as now conducted, and as described in the Final Memorandum; each of the Company and the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not (i) have a material adverse effect on the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiary, taken as a whole, or (ii) materially impair either of the Company's or the Subsidiary's ability to perform the obligations contemplated by the Transaction Documents (as defined below) to which it is a party and the transactions contemplated to be performed by it described in the Final Memorandum (any such event, a "Material Adverse Effect").

          (d) The Company has all requisite power and authority to execute, deliver and perform each of its obligations under the Notes, the Exchange Notes (as defined in the Final Memorandum) and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and, in the case of the Notes, when delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to (i) bankruptcy,

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insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (e) The Company has all requisite power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "TIA"). The Indenture has been duly and validly authorized by the Company and, when executed and delivered by the Company (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that the enforcement thereof may be subject to
(i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought.

          (f) The Company has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and the Senior Credit Facility. When executed and delivered by the Company (assuming the due authorization, execution and delivery by each other party thereto) each of this Agreement and the Registration Rights Agreement will constitute the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except that (A) the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding relating thereto may be brought and (B) any rights to indemnity or contribution thereunder may be limited by federal or state securities laws or public policy considerations. This Agreement, the Indenture, the Notes, the Exchange Notes, the Private Exchange Notes and the Registration Rights Agreement are referred to herein as the "Transaction Documents."

          (g) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions contemplated thereby or hereby, except such as shall have been made or obtained prior to the Closing Date, such as may be required in connection with the registration of the Notes or the Exchange Notes under the Securities Act in accordance with the Registration Rights Agreement, such as may be required under state securities or "Blue Sky" laws, such as may be required for qualification of the Indenture under the TIA and such that the failure to obtain would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor the Subsidiary is (i) in violation of its certificate of incorporation or bylaws (or similar

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organizational documents), (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to either of them or any of their respective properties or assets, except for any such breach or violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, distributor agreement, permit, certificate, contract or other agreement or instrument to which either of them is a party or to which either of them or their respective properties or assets is subject (collectively, "Contracts"), except for any such breach, default, violation or event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (h) The issuance, sale and delivery of the Notes and the execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by the Company of the transactions contemplated thereby and hereby, and the fulfillment of the terms thereof or hereof, will not conflict with or constitute or result in a breach of or a default under or an event which with notice or passage of time or both would constitute a default under or violation of or cause an acceleration of any material obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company with respect to (i) any of the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws (or similar organizational documents) of the Company or the Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws and assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof) any statute, judgment, decree, order, rule or regulation applicable to the Company or the Subsidiary or any of their respective properties or assets, except for any such conflict, breach or violation which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (i) The historical consolidated financial statements (including the related notes thereto) of Globe Holdings, the sole stockholder of the Company, included in the Final Memorandum present fairly in all material respects the financial position, results of operations and cash flows of Globe Holdings at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis except as otherwise stated therein. The financial data in the Final Memorandum under the headings "Offering Memorandum Summary--Summary Consolidated Financial Data" and "Selected Consolidated Financial Data" present fairly in all material respects the information purported to be shown therein and have been prepared and compiled on a basis consistent with the financial statements included therein, except as otherwise stated therein. Ernst & Young LLP (the "Independent Accountants") is an independent public accounting firm with respect to each of Globe Holdings and the Company within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder, as of the dates of above-referenced financial statements.

          (j) The pro forma financial information included in the Final Memorandum (i) has been properly computed on the bases described therein and the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included in the Final Memorandum are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein; and (ii) presents fairly, in all material respects, the information purported to be shown therein.

          (k) Except as described in the Final Memorandum, there is not pending or, to the knowledge of the Company or the Subsidiary, threatened any action, suit or proceeding to which any of the Company, the Subsidiary or any of their respective affiliates is a party, or to which the property or assets of any of the Company, the Subsidiary or their respective affiliates are subject, before or brought by any court, arbitrator or governmental agency or body which, if determined adversely to either the Company or the Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Notes to be sold hereunder or the consummation of the other transactions on the Closing Date contemplated by the Transaction Documents or otherwise described in the Final Memorandum. Neither the Company nor the Subsidiary has received any notice or claim of any default (or event, condition or omission which with notice or lapse of time or both would result in a default) under any of their respective Contracts, including those referred to in the Final Memorandum, or any other Transaction Document to which it is a party or has knowledge of any breach of any of such Contracts by the other party or parties thereto, except such defaults or breaches as would not reasonably be expected to result in a Material Adverse Effect.

          (l) Each of the Company and the Subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Memorandum except where the failure to possess or make the same would not reasonably be expected to have a Material Adverse Effect, and neither the Company nor the Subsidiary has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained,

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individually or in the aggregate, would have a Material Adverse Effect.

          (m) Since the date of the most recent financial statements appearing in the Final Memorandum, except as described therein or as contemplated by the Transaction Documents or the Merger Agreement, (i) neither the Company nor the Subsidiary has incurred any liabilities or obligations, direct or contingent, or entered into or agreed to enter into any transactions or contracts (written or oral) not in the ordinary course of business which liabilities, obligations, transactions or contracts, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (ii) neither the Company nor the Subsidiary has purchased any of its outstanding Equity Interests, or declared, paid or otherwise made any dividend or distribution of any kind on its Equity Interests and (iii) there has not been any change in the long term indebtedness of the Company or the Subsidiary that, individually or in the aggregate, would have a Material Adverse Effect. Since the respective dates as of which information is given in the Final Memorandum, except as described therein, there has been no occurrence or any fact or event known to the Company which has had, or would reasonably be expected to have, a Material Adverse Effect.

          (n) Each of the Company and the Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns required to be filed through the date hereof except where the failure to so file such returns, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown as due thereon prior to the date upon which penalties attach thereto, except for taxes which the Company or the Subsidiary is contesting in good faith for which adequate reserves have been established; and other than tax deficiencies which the Company or the Subsidiary is contesting in good faith and for which the Company or the Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or the Subsidiary that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (o) The statements set forth under the heading "Description of the Notes" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Notes and the Indenture, provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Description of Senior Credit Facility" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Senior Credit Facility provide a fair summary of such provisions and information with respect thereto; the statements set forth under the heading "Certain Relationships and Related Transactions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Recapitalization, the Merger Agreement, the Management Agreement, the Stockholders Agreement, the Registration Agreement and the Tax Sharing Agreement (each as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto; the statements set forth under the subheading "Recapitalization" under the heading "Certain

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Relationships and Related Transactions" in the Final Memorandum, insofar as such statements purport to summarize certain provisions of the Recapitalization (as defined in the Final Memorandum), provide a fair summary of such provisions and information with respect thereto.

          (p) The statistical and market-related data included in the Final Memorandum are based on or derived from sources which the Company believes to be reliable and accurate.

          (q) No part of the proceeds of the sale of the Notes will be used, directly or indirectly, for any purpose that violates any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (r) Each of the Company and the Subsidiary has good and marketable title in fee simple to all real property and owns all personal property described in the Final Memorandum as being owned by it and holds a leasehold estate in the real and personal property described in the Final Memorandum as being leased by it, in each case, free and clear of all liens, charges, encumbrances or restrictions, except (i) liens, encumbrances and claims securing the Senior Credit Facility or otherwise permitted under the Indenture, (ii) as described in the Final Memorandum or (iii) to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. All leases, contracts and agreements to which either the Company or the Subsidiary is a party or by which either of them is bound are valid and enforceable against the Company or the Subsidiary, as the case may be, and, to the Company's knowledge, are valid and enforceable against the other party or parties thereto (in each case, subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and
(ii) general principles of equity and the discretion of the court before which any proceeding with respect thereto may be brought) and are in full force and effect with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (s) Except as described in the Final Memorandum or as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (A) each of the Company and the Subsidiary is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiary has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, claim, hearing, notice of violation, investigation, proceeding, written notice or demand letter or request for information pending or, to the knowledge of the Company or the Subsidiary, threatened against the

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Company or the Subsidiary under any Environmental Law, (D) no lien, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or the Subsidiary, (E) none of the Company or the Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, (F) no property or facility of the Company or the Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or is (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous substances as defined by CERCLA, including, without limitation, petroleum, crude oil or any fraction thereof (collectively, "Hazardous Materials"), into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (t) There is no strike, labor dispute, slowdown or work stoppage with the employees of any of the Company or the Subsidiary which is pending or, to the knowledge of the Company or the Subsidiary, threatened, which would reasonably be expected to have a Material Adverse Effect. No employees of the Company or the Subsidiary are covered by a collective bargaining agreement nor is any union organizing effort or campaign pending or, to the knowledge of the Company or the Subsidiary, threatened with respect to any such employees.

          (u) Each of the Company and the Subsidiary maintains insurance in such amounts and covering such risks as are reasonable and customary given the nature of the Company's business and the value of its properties.

          (v) Neither the Company nor the Subsidiary has any liability for any prohibited transaction or accumulated funding deficiency (as defined in Section 412 of the Code) or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which either of the Company or the Subsidiary makes or ever has made a contribution and in which any employee of the Company or the Subsidiary is or has ever been a participant.

With respect to such plans, the Company and the Subsidiary is in compliance in all material respects with all applicable provisions of ERISA.

          (w) Each of the Company and the Subsidiary (i) makes and keeps reasonably accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's general or specific authorizations and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action has been taken with respect to any differences.

          (x) Neither the Company nor the Subsidiary is or will be an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

          (y) Neither the Company nor the Subsidiary does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes 1985, as amended, and all regulations promulgated thereunder.

          (z) No condition, omission, event or act has occurred with respect to the Company or the Subsidiary which, had the Indenture already been executed and delivered, would (or, with the giving of notice and/or the lapse of time and/or the issuance of a certificate, could) constitute a Default (as defined in the Indenture).

          (aa) Except as described in the Final Memorandum, no holder of securities of the Company or the Subsidiary will be entitled to have such securities registered under the registration statement required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (bb) Immediately after the consummation of the transactions contemplated by this Agreement (including the Related Transactions (as defined below)), the fair value and present fair saleable value of the assets of the Company (on a consolidated and going concern basis) will exceed the sum of its stated liabilities and identified contingent liabilities; the Company (on a consolidated basis) is not, nor will the Company (on a consolidated basis) be, after giving effect to the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including the Transactions (as defined below)), (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, or (b) unable to pay its debts

(contingent or otherwise) as they mature.

          (cc) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 8 hereof and their compliance with the agreements set forth therein, none of the Company, the Subsidiary or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) has directly, or through any authorized agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Rule 502(C) under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (dd) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof and their compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Notes under the Securities Act or to qualify the Indenture under the TIA.

          (ee) No securities of the Company or the Subsidiary are of the same class (within the meaning of Rule 144A under the Securities Act) as the Notes and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a United States automated inter-dealer quotation system.

          (ff) Neither the Company nor the Subsidiary has taken, nor will either of them take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Notes in violation of Regulation M under the Exchange Act.

          3. Purchase, Sale and Delivery of the Notes. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers, acting severally and not jointly, agrees to purchase from the Company the Notes at 97% of their principal amounts, in the respective principal amounts set forth opposite its name on Schedule 2 hereto. One or more certificates in definitive form for the Notes that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least thirty-six (36) hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Initial Purchasers on the Closing Date, against payment by or on behalf of the Initial

Purchasers of the purchase price therefor by wire transfer (same day funds), to such account or accounts as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Notes will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company or its designated custodian. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date shall be the date for payment of funds and delivery of securities for all the Notes sold pursuant to the offering of the Notes. Such delivery of and payment for the Notes shall be made at the offices of Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois, at 10:00 A.M., Chicago time, on July 31, 1998, or at such other place, time or date as the Initial Purchasers, on the one hand, and the Company, on the other hand, may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes available for checking and packaging by the Initial Purchasers at the offices of Winston & Strawn in Chicago, Illinois, or at such other place as BancAmerica Robertson Stephens may designate, at least twenty-four (24) hours prior to the Closing Date.

          The Company hereby agrees to pay any transfer taxes payable in connection with the initial delivery to the Initial Purchasers of the Notes.

          4. Offering by the Initial Purchasers. The Initial Purchasers propose to make an offering of the Notes at the price and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. Covenants of the Company. The Company covenants and agrees with each of the Initial Purchasers that:

          (a) The Company will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not previously have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall have objected to by notice to the Company, unless the Company is advised by counsel that such amendment or supplement is legally required. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Notes by the Initial Purchasers.

          (b) The Company will cooperate with the Initial Purchasers in arranging for the qualification of the Notes for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Notes; provided, however, that in connection herewith, the Company shall not be required to qualify as a foreign entity or to execute a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction where it is not then so subject or qualified.

          (c) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes, any event occurs or information becomes known as a result of which, in the reasonable opinion of counsel for the Company, the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made and at the time made, not misleading, or if for any other reason it is necessary, in the reasonable opinion of counsel for the Company, at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers thereof and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum that corrects such statement or omission or effects such compliance.

          (d) The Company will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of the Preliminary Memorandum and the Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (e) For and during the period commencing on the date hereof and ending on the date that no Notes are outstanding, the Company will furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee, or the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange or governing body of any automated quotation system on which any class of securities of the Company may be listed.

          (f) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they are available to the Company, a copy of any unaudited interim financial statements of Globe Holdings, the Company and the Subsidiary, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (g) None of the Company, the Subsidiary or any of their respective affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Notes in a manner which would require the registration under the Securities Act of the Notes.

          (h) None of Globe Holdings, the Company or the Subsidiary shall, for a period of 120 days following the date hereof, without the prior written consent of the Initial Purchasers, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any debt securities of Globe Holdings, the Company or the Subsidiary, other than the Notes, the Exchange Notes, the Private Exchange Notes, and debt securities evidencing indebtedness under the Senior Credit Facility, indebtedness otherwise permitted under the Senior Credit Facility , indebtedness of Globe Holdings pursuant to the Discount Note Offering (as defined in the Final Memorandum) or indebtedness under a loan or similar agreement entered into between the Company or the Subsidiary and banks or banking or other financial institutions or otherwise relating to receivables or inventory financings entered into by the Company or the Subsidiary.

          (i) Prior to the effectiveness of the Exchange Registration Statement (as defined in the Registration Rights Agreement) or the Shelf Registration Statement (as defined in the Registration Rights Agreement), as the case may be, and thereafter only to the extent contemplated by such registration statements, none of the Company or its affiliates will engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Notes or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (j) For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, the Company will make available, upon request, to any holder of such Notes the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (k) The Company will use its reasonable best efforts to (i) permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages Market (the "Portal Market") and (ii) permit the Notes to be eligible for clearance and settlement through The Depository Trust Company and its participants.

          6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing, word processing or other production of documents with respect to the transactions contemplated hereby, including any costs of printing the Preliminary Memorandum and the Final Memorandum and any amendment or supplement thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Initial Purchasers of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation (including printing), issuance and delivery to the Initial Purchasers of the Notes, (v) the qualification of the Notes under state securities and "Blue Sky" laws, including filing fees and reasonable fees and expenses of counsel for the Initial Purchasers relating thereto, (vi) reasonable fees and expenses of the Trustee including reasonable fees and expenses of counsel thereto, (vii) all expenses and listing fees incurred in connection with the application for quotation of the Notes on the PORTAL Market and (viii) any fees charged by investment rating agencies for the rating of the Notes; provided, however, that except as expressly provided in the last sentence of this Section 6, the Initial Purchasers shall pay their own costs and expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by either of the Initial Purchasers of its obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company agrees to promptly reimburse the Initial Purchasers upon demand for all out-of-pocket expenses (including reasonable fees and expenses of Winston & Strawn, counsel for the Initial Purchasers) that shall have been incurred by the Initial Purchasers in connection with the proposed purchase and sale of the Notes.

          7. Conditions of the Initial Purchasers' Obligations. The obligation of the Initial Purchasers to purchase and pay for the Notes shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date:

          (a) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Maynard, Cooper & Gale, special counsel for the Company, substantially in the form set forth on Exhibit B hereto, with such changes thereto as are acceptable to counsel for the Initial Purchasers.

          (b) On the Closing Date, the Initial Purchasers shall have received the opinion, dated as of the Closing Date and addressed to the Initial Purchasers, of Kirkland & Ellis, counsel for the Company, substantially in the form set forth on Exhibit C hereto, with such changes thereto as are acceptable to counsel for the Initial Purchasers. In addition, the Initial Purchasers shall have received a letter or letters permitting it to rely on any opinions rendered by counsel to MergerCo, the Company and Globe Holdings in connection with the Transactions.

          (c) On the Closing Date, the Initial Purchasers shall have received the opinion, in form and substance satisfactory to the Initial Purchasers, dated as of the Closing Date and addressed to the Initial Purchasers, of Winston & Strawn, counsel for the Initial Purchasers, with respect to certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may reasonably require. In rendering such opinion, Winston & Strawn shall have received and may rely upon such certificates and other documents and information as it may reasonably request to pass upon such matters.

          (d) The Initial Purchasers shall have received from the Independent Accountants a comfort letter or letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

          (e) The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company's officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct and as of the date made and on and as of the Closing Date; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior the Closing Date; and, except as described in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), subsequent to the date of the most recent financial statements in such Final Memorandum, there shall have been no event or development that, individually or in the aggregate, has or would reasonably be expected to have a Material Adverse Effect.

          (f) Neither the sale of the Notes hereunder nor any of the Related Transactions shall be enjoined (temporarily or permanently) on the Closing Date.

          (g) Subsequent to the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), the conduct of the business and operations of the Company or the Subsidiary shall not have been interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured) or by any court or governmental action, order or decree, and, except as otherwise stated therein, the properties of the Company or the Subsidiary shall not have sustained any loss or damage (whether or not insured) as a result of any such occurrence, except any such interference, loss or damage which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          (h) The Initial Purchasers shall have received a certificate of the Company, dated the Closing Date, signed by its Chairman of the Board, President or any Vice President and the Chief Financial Officer (in their respective capacities as such), to the effect that:

               (i) The representations and warranties of the Company contained in this Agreement are true and correct as of the date hereof and as of the Closing Date, and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

               (ii) At the Closing Date, since the date hereof or since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), no event or events have occurred, no information has become known nor does any condition exist that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

               (iii) Neither the sale of the Notes nor any of the Related Transactions hereunder has been enjoined (temporarily or permanently); and

               (iv) The Related Transactions have been consummated or are being consummated on the Closing Date concurrently with the closing hereunder. As used herein, "Related Transactions" means (i) the Recapitalization of Globe Holdings (as defined in the Final Memorandum) pursuant to the Merger Agreement (as defined below), (ii) the Merger (as defined in the Final Memorandum), (iii) the Asset Drop Down (as defined in the Final Memorandum), (iv) the entry by the Company into the Senior Credit Facility and the initial borrowing by the Company of approximately $120 million thereunder, (v) the repayment of all outstanding obligations under the Old Credit Facility (as defined in the Final Memorandum) and the release of all liens on property of the Company granted in connection therewith and (vi) the other transactions contemplated by the Merger Agreement. As used herein, the Merger Agreement means the Agreement and Plan of Merger dated June 23, 1998, by and among Globe Holdings and Globe Acquisition Company, a newly formed affiliate of Code Hennessy & Simmons III, L.P., as amended through the date hereof.

          (i) On the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date except as otherwise terminated in accordance with its terms.

          (j) MergerCo shall have received an investment from Code, Hennessy & Simmons, other investors and certain existing stockholders in the aggregate amount of $75.0 million (the "Gross Proceeds") through (i) a bridge loan of $25.0 million, (ii) a cash investment of approximately $42.8 million and (iii) the conversion of capital stock of Globe Holdings which, for purposes of the Recapitalization, is valued at approximately $7.2 million.

          (k) The conditions to the obligations of Globe Acquisition Company under the Merger Agreement shall have been satisfied in all material respects, and the Merger shall have been consummated in accordance with the terms of the Merger Agreement and as described in the Final Memorandum.

          (l) The Related Transactions shall have been consummated, or shall be consummated on the Closing Date concurrently with the closing hereunder, and counsel to the Initial Purchasers shall have received such documents relating thereto and other evidence thereof as they may request in form and substance reasonably satisfactory to such counsel.

          (m) On the Closing Date, the Initial Purchasers shall have received certified copies of the Tax Sharing Agreement, the Management Agreement, the Registration Agreement, the Senior Credit Facility, the Merger Agreement and the agreement effecting the Asset Drop Down, each executed by the Company and the other signatories thereto and in form and substance reasonably satisfactory to the Initial Purchasers.

          (n) On the Closing Date, the Initial Purchasers shall have received the opinion dated as of the Closing Date and addressed to the Initial Purchasers of Valuation Research Corporation, addressed to the Initial Purchasers, regarding the solvency of the Company after giving effect to the Transactions, together with copies of all officers' certificates and other documents referred to therein, and such opinion and other documents shall be in form and substance reasonably satisfactory to the Initial Purchasers.

          On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such further documents, opinions, certificates, letters and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company and the Subsidiary as they shall have heretofore reasonably requested from the Company.

          All such documents, opinions, certificates, letters, schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel for the Initial Purchasers. The Company shall furnish to the Initial Purchasers such conformed copies of such documents, opinions, certificates, letters, schedules and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8. Offering of Notes; Restrictions on Transfer. Each of the Initial Purchasers agrees with the Company, severally and not jointly, that (i) it has not and will not solicit offers for, or offer or sell, the Notes by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Notes only from, and has offered or sold and will offer, sell or deliver, the Notes only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Notes, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and (B) in the case of offers outside the United States, to persons other than U.S. persons, in each case, in compliance with Regulation S under the Securities Act ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners (other than an estate or trust)); provided, however, that, in the case of this clause (B), in purchasing such Notes such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

          9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Initial Purchasers, and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which any Initial Purchaser or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any application, or any amendment or supplement thereto, prepared or executed by the Company or the Subsidiary or based upon written information furnished by or on behalf of the Company or the Subsidiary filed in any jurisdiction in order to qualify the Notes under the securities or "Blue Sky" laws thereof or filed with any securities association or securities exchange (each an "Application"); or

               (ii) the omission or alleged omission to state, in any Memorandum or any amendment or supplement thereto or any Application, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, and will reimburse, promptly after demand, the Initial Purchasers and each such controlling person for any reasonable legal or other expenses reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information concerning the Initial Purchasers furnished to the Company by the Initial Purchasers specifically for use therein; and further provided, that the indemnity agreement provided in this Section 9(a) with respect to any such untrue statement in or omission from the Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser or any officer, director, partner, employee, representative or agent of such Initial Purchaser) on account of any loss, claim, damage or liability arising from the sale of Notes by such Initial Purchaser to any person if the untrue statement or alleged untrue statement of material fact or omission or alleged omission to state therein a material fact in the Preliminary Memorandum was corrected in the Final Memorandum and such Initial Purchaser sold Notes to that person without sending or giving at or prior to the written confirmation of such sale, a copy of the Final Memorandum (as then amended or supplemented) if the Company had previously furnished copies thereof to the Initial Purchasers in accordance with the terms of this Agreement. This indemnity agreement will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this Section 9 for any settlement of such claim or action effected without its consent, which shall not be unreasonably withheld.

          (b) Each of the Initial Purchasers severally agrees to indemnify and hold harmless the Company and its directors, officers, employees, representatives, affiliates and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer, employee, representative, affiliate, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Memorandum or any amendment or supplement thereto or any Application, or
(ii) the omission or the alleged omission to state therein a material fact required to be stated in any Memorandum or any amendment or supplement thereto or any Application, or necessary to make the statements therein in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser, furnished to the Company by or on behalf of such Initial Purchaser specifically for use therein; and subject to the limitation set forth immediately preceding this clause, will reimburse, promptly after demand, any reasonable legal or other expenses reasonably incurred by the Company or any such director, officer, employee, representative, affiliate, agent or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. The Initial Purchasers shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action (which approval shall not be unreasonably withheld), the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Initial Purchasers in the case of paragraph (a) of this
Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Notes or (ii) if the allocation provided by the foregoing clause
(i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts and commissions received by such Initial Purchaser on the other hand, bear to the total gross proceeds from the sale of the Notes. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Initial Purchaser on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Initial Purchaser shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Initial Purchaser under this Agreement, less the aggregate amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each director, officer, employee, representative, affiliate and agent of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and directors and the Initial Purchasers set forth in this Agreement or made by or on behalf of them pursuant to this Agreement shall remain in full force and effect until termination of this Agreement, except as set forth in the following sentence, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Initial Purchasers or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Notes. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 15 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. Termination. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if on and after the date hereof and at or prior to the Closing Date:

               (i) the Company or the Subsidiary shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slowdown or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or could be reasonably likely to have a Material Adverse Effect, or there shall have been, in the sole judgment of the Initial Purchasers, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of any of the Company), except in each case as described in the Final Memorandum (exclusive of any amendment or supplement thereto);

               (ii) trading in securities generally on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market System shall have been suspended or minimum or maximum prices shall have been established on any such exchange or market;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency, or (C) any material change in the financial markets of the United States which, in the case of (A), (B) or (C) above and in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Notes as contemplated by the Final Memorandum; or

               (v) any securities of the Company shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. Information Supplied by the Initial Purchasers. The statements set forth (i) in the last paragraph on the front cover page of the Final Memorandum, (ii) in the first paragraph on page i of the Final Memorandum and
(iii) in the third, fifth and sixth paragraphs and in the second sentence of the fourth paragraph under the heading "Plan of Distribution" of the Final Memorandum constitute the only information furnished by the Initial Purchasers to the Company for the purposes of Sections 2(a) and 9 hereof.

          13. Notices. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be mailed or delivered to (i) BancAmerica Robertson Stephens, 231 S. LaSalle Street, 17th Floor, Chicago, Illinois 60697, Attention: Thomas J. McGrath, with a copy to Winston & Strawn, 35 W. Wacker, Chicago, Illinois 60601, Attention: Steven J. Gavin; if sent to the Company, shall be mailed or delivered to Globe Manufacturing Corp., 456 Bedford Street, Fall River, Massachusetts 02720, Attention: President, with a copy to Code, Hennessy & Simmons LLC, 10 South Wacker Drive, Chicago, Illinois 60606, Attention: Peter M. Gotsch, and to Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Laurie T. Gunther.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

          14. Successors. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the indemnities of the Initial Purchasers contained in Section 9 of this Agreement shall also be for the benefit of the directors, officers, employees, representatives, affiliates and agents and any person or persons who control the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act. No purchaser of Notes from the Initial Purchasers will be deemed a successor because of such purchase.

          15. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

          16. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                           [Signature pages follow]

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Initial Purchasers.

                                   Very truly yours,

                                   Globe Elastics Co., Inc.
                                   (to be renamed Globe Manufacturing Corp.), an Alabama corporation


                                   By /s/ T.A. Rodgers, III
                                     ------------------------------------------
                                     Name: T.A. Rodgers, III
                                     Title: President




The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


BANCAMERICA ROBERTSON STEPHENS



By: /s/ Daniel J. Kelly
   --------------------------------
   Title: Director

MERRILL LYNCH & CO.


By: /s/ illegible
   --------------------------------
   Title: Vice President

                                                                      SCHEDULE 1



                           SUBSIDIARY OF THE COMPANY


                                                       JURISDICTION OF
NAME                                                   INCORPORATION
-------------------------------------------   ---------------------------------

Globe Manufacturing FSC Ltd.                            Barbados

                                                                      SCHEDULE 2



                                                           PRINCIPAL AMOUNT
INITIAL PURCHASERS                                              OF NOTES
--------------------------------------------------     -------------------------

BancAmerica Robertson Stephens                                 $ 97,500,000

Merrill Lynch & Co.                                            $ 52,500,000
                                                               ------------

              TOTAL                                            $150,000,000
                                                               ============

Exhibit A:   Form of Registration Rights Agreement


Exhibit B:   Form of Opinion of Maynard, Cooper, & Gale, P.C., special counsel to Globe Manufacturing Corp.


Exhibit C:   Form of Opinion of Kirkland & Ellis, special counsel to Globe
             Manufacturing Corp.